CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	April 28, 2014
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS FIRST QUARTER 2014 RESULTS

Quarterly Highlights

▪	Net income available to common stockholders of $6.9 million or $0.36 per diluted common share
▪	Net interest margin increased 10 basis points from the prior quarter to 3.92%, the highest since second quarter 2012
▪	Loan growth of $80.8 million or 9% annualized since year-end 2013
▪	Nonperforming loans decreased $10.5 million or 25% since year-end 2013
▪	Merger of Freedom Bank into Riverside Community Bank completed in March 2014

	Quarter Ended March 31,
	2014	2013
Net income (in millions)	$6.9	$12.6
Net income available to common stockholders (in millions)	6.7	12.1
Diluted earnings per common share	0.36	0.70

Return on average assets	0.47%	1.00%
Return on average common equity	7.41	15.18
Net interest margin	3.92	3.77

“Excellent core earnings, led by strong loan growth in the first quarter, were partially offset by the charge-off of a single large credit. Unfortunately, the bottom line doesn’t reflect the many positive aspects of Heartland’s performance this quarter.”

Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, April 28, 2014-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $6.7 million, or $0.36 per diluted common share, for the quarter ended March 31, 2014, compared to $12.1 million, or $0.70 per diluted common share, for the first quarter of 2013. Return on average common equity was 7.41% and return on average assets was 0.47% for the first quarter of 2014, compared to 15.18% and 1.00%, respectively, for the same quarter in 2013.

Net income for the first quarter of 2014 was $5.7 million lower than the first quarter of 2013, primarily as a result of a $5.7 million increase in provision for loan and lease losses. This increase was primarily the result of a charge-off on one significant credit during the first quarter of 2014. Positively affecting net income for the quarter was a $9.9 million increase in net interest income, largely due to strong loan growth, the acquisition of Morrill & Janes Bank and Trust Company completed during the last quarter of 2013 and a lower cost of funds. This improvement was offset by a $6.8 million decrease in gains on sale of loans held for sale, resulting from weaker mortgage loan volumes, and a $6.2 million increase in noninterest expenses, primarily due to the added expenses of Morrill & Janes Bank and Trust Company.

Commenting on Heartland's first quarter results, Lynn B. Fuller, Heartland's chairman, president and chief executive officer said, “Excellent core earnings, led by strong loan growth in the first quarter, were partially offset by the charge-off of a single large credit. Unfortunately, the bottom line doesn’t reflect the many positive aspects of Heartland’s performance this quarter.”

Net Interest Margin Increases in Both Percentage and Dollars

Net interest margin, expressed as a percentage of average earning assets, was 3.92% during the first quarter of 2014 compared to 3.82% during the fourth quarter of 2013 and 3.77% during the first quarter of 2013.

Fuller said, “We are pleased to see net interest margin increase to 3.92 percent in the first quarter from 3.82 percent in the previous quarter. This is the best we’ve seen in the last five quarters. Margin benefited from loan growth, better asset mix, improved yield on securities and a continued decrease in deposit costs.”

On a tax-equivalent basis, interest income in the first quarter of 2014 was $59.6 million compared to $50.0 million in the first quarter of 2013. The increase in interest income in the first quarter of 2014, as compared to the first quarter of 2013, was due to an increase in average earning assets, as the interest rate earned on those assets remained relatively consistent. The average interest rate earned on total earning assets was 4.58% during the first quarter of 2014 compared to 4.60% during the first quarter of 2013. Average earning assets increased $874.2 million or 20% during the first quarter of 2014 compared to the first quarter of 2013, with approximately $840.0 million attributable to the two acquisitions completed during the fourth quarter of 2013.

Interest expense for the first quarter of 2014 was $8.7 million, a decrease of $359,000 or 4% from $9.0 million in the first quarter of 2013. Even though average interest bearing liabilities increased $677.1 million or 20% for the quarter ended March 31, 2014, as compared to the same quarter in 2013, the average interest rate paid on Heartland's interest bearing deposits and borrowings declined 21 basis points decreasing from 1.07% in the first quarter of 2013 to 0.86% in the first quarter of 2014. Contributing to this improvement in interest expense was a continued favorable change in the mix of deposits. Average savings balances, the lowest cost interest-bearing deposits, as a percentage of total average interest bearing deposits was 74% during the first quarter of 2014, compared to 69% for the first quarter of 2013. Additionally, the average interest rate paid on savings deposits was 0.33% during the first quarter of 2014 compared to 0.34% during the first quarter of 2013 and the average interest rate paid on time deposits was 1.21% during the first quarter of 2014 compared to 1.61% during the first quarter of 2013.

Net interest income on a tax-equivalent basis totaled $51.0 million during the first quarter of 2014, an increase of $10.1 million or 25% from the $40.9 million recorded during the first quarter of 2013.

Decrease in Noninterest Income; Increase in Noninterest Expenses

Noninterest income was $18.7 million during the first quarter of 2014 compared to $26.0 million during the first quarter of 2013, a decrease of $7.3 million or 28%, primarily due to a $6.8 million decrease in gains on sale of loans held for sale and a $3.0 million decrease in securities and trading account securities gains. These decreases are related to the flat or moderately increasing interest rate environment in the first quarter of 2014, as opposed to an extremely low interest rate environment in the first quarter of 2013 that encouraged mortgage loan refinancings and rebalancing of the securities portfolio. The volume of mortgage loans sold totaled $150.0 million during the first quarter of 2014, a 65% decrease from the $424.9 million sold during the first quarter of 2013. The negative impact of these decreases was partially offset by higher service charges and fees, loan servicing income, trust fees and brokerage and insurance commissions.

Fuller commented, “In the first quarter, we saw signs of improvement in mortgage loan application volumes, though not at levels experienced early last year. We are expecting newly opened loan origination offices in the Pacific Northwest, Kansas City and Omaha to make a meaningful contribution to overall production volumes in the very near future.”

For the first quarter of 2014, noninterest expense totaled $52.4 million, an increase of $6.2 million or 13% from the same quarter of 2013, largely due to $4.7 million of expenses related to the two acquisitions completed during the last quarter of 2013. Excluding the effect of the acquisitions, noninterest expense increased $1.5 million or 3% during the first quarter of 2014 in comparison to the first quarter of 2013.

Heartland's effective tax rate was 19.82% for the first quarter of 2014 compared to 29.39% for the first quarter of 2013. Federal low-income housing tax credits included in Heartland's effective tax rate totaled $200,000 during both the first quarter of 2014 and 2013. Heartland's effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 51.28% during the first quarter of 2014 compared to 23.81% during the first quarter of 2013. The tax-equivalent adjustment for this tax-exempt interest income was $2.4 million during the first quarter of 2014 compared to $2.3 million during the first quarter of 2013.

Increase in Loans; Slight Decrease in Deposits

Total assets were $5.75 billion at March 31, 2014, a decrease of $176.6 million since December 31, 2013. Securities represented 29% of total assets at March 31, 2014, compared to 32% at year-end 2013.

Total loans and leases held to maturity were $3.58 billion at March 31, 2014, compared to $3.50 billion at year-end 2013, an increase of $80.8 million or 9% annualized. Commercial and commercial real estate loans, which totaled $2.55 billion at March 31, 2014, increased $67.7 million or 11% annualized since year-end 2013. Residential mortgage loans, which totaled $365.2 million at March 31, 2014, increased $15.8 million or 18% annualized since year-end 2013. Agricultural and agricultural real estate loans, which totaled $370.3 million at March 31, 2014, decreased $6.4 million or 7% annualized since year-end 2013. Consumer loans, which totaled $298.0 million at March 31, 2014, increased $3.8 million or 5% annualized since year-end 2013.

“Heartland experienced solid broad-based loan growth of $81 million during the quarter, growing at an annualized rate of 9 percent. All of the loan growth was organic, with commercial representing the largest portion,” added Fuller.

Total deposits remained relatively flat at $4.66 billion as of March 31, 2014, compared to $4.67 billion at year-end 2013. Demand deposits totaled $1.20 billion at March 31, 2014, a decrease of $43.1 million or 14% annualized since year-end 2013. Also experiencing a decrease during the quarter, certificates of deposit totaled $885.7 million at March 31, 2014, a decrease of $6.9 million or 3% annualized. Savings deposits experienced an increase during the quarter, growing to $2.58 billion at March 31, 2014, an increase of $46.9 million or 7% annualized. The composition of Heartland's deposits continued its positive trend as no-cost demand deposits as a percentage of total deposits was 26% at March 31, 2014, while higher-cost certificates of deposit as a percentage of total deposits was 19% at March 31, 2014.

Fuller said, “Deposit growth slowed, dropping slightly from the previous quarter. We see that primarily as a seasonal effect, which has been experienced in previous years.”

Increase in Provision for Loan Losses; Decrease in Nonperforming Loans

The allowance for loan and lease losses at March 31, 2014, was 1.08% of loans and leases and 120.81% of nonperforming loans compared to 1.19% of loans and leases and 98.27% of nonperforming loans at December 31, 2013. The provision for loan losses was $6.3 million for the first quarter of 2014 compared to $637,000 for the first quarter of 2013. The first quarter 2014 provision included approximately $4.5 million to compensate for a charge off on a single large credit.

Net charge-offs on loans during the first quarter of 2014 were $9.4 million, up $7.7 million as compared to the prior quarter and up $7.6 million as compared to the first quarter of 2013. The increase was primarily due to a $6.8 million credit which was fully charged off during the first quarter of 2014.

Nonperforming loans, exclusive of those covered under the loss sharing agreements, were $31.9 million or 0.89% of total loans and leases at March 31, 2014, compared to $42.4 million or 1.21% of total loans and leases at December 31, 2013. Approximately 54%, or $17.3 million, of Heartland's nonperforming loans have individual loan balances exceeding $1.0 million, the largest of which is $4.5 million. These nonperforming loans, to an aggregate of 6 borrowers, were evenly distributed between Heartland's Western and Midwestern markets and are spread over five different industry classifications.

Other real estate owned was $28.1 million at March 31, 2014, compared to $29.9 million at December 31, 2013. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues to market these properties through an orderly liquidation process instead of a quick liquidation process in order to avoid discounts greater than the projected carrying costs.

“We are encouraged by the steady improvement in our level of nonperforming assets. For the first quarter of 2014, we experienced a steep decline in nonperforming assets of over $12 million, falling below 1 percent of total loans to the lowest level we’ve seen in nearly seven years,” Fuller concluded.

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0781 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. If you are unable to participate on the call, a replay will be available until April 27, 2015, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $5.7 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 78 banking locations in 58 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas and Missouri and loan production offices in California, Nevada, Wyoming, Idaho, North Dakota, Oregon, Washington and Nebraska. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xii) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended March 31,
	2014	2013
Interest Income
Interest and fees on loans and leases	$46,384	$39,827
Interest on securities:
Taxable	7,761	4,659
Nontaxable	3,122	3,198
Interest on federal funds sold	—	—
Interest on deposits in other financial institutions	7	4
Total Interest Income	57,274	47,688
Interest Expense
Interest on deposits	4,778	5,076
Interest on short-term borrowings	226	148
Interest on other borrowings	3,658	3,797
Total Interest Expense	8,662	9,021
Net Interest Income	48,612	38,667
Provision for loan and lease losses	6,331	637
Net Interest Income After Provision for Loan and Lease Losses	42,281	38,030
Noninterest Income
Service charges and fees	4,896	4,008
Loan servicing income	1,511	126
Trust fees	3,210	2,904
Brokerage and insurance commissions	1,123	951
Securities gains, net	781	3,427
Gain (loss) on trading account securities	(38)	314
Gains on sale of loans held for sale	6,379	13,157
Loss on sales/valuations of repossessed assets, net	(123)	(502)
Valuation adjustment on mortgage servicing rights	—	496
Income on bank owned life insurance	363	405
Other noninterest income	625	680
Total Noninterest Income	18,727	25,966
Noninterest Expense
Salaries and employee benefits	32,319	29,740
Occupancy	4,050	3,185
Furniture and equipment	1,890	2,051
Professional fees	4,526	3,543
FDIC insurance assessments	980	902
Advertising	1,188	1,228
Intangible assets amortization	624	200
Other real estate and loan collection expenses	1,052	838
Other noninterest expenses	5,786	4,558
Total Noninterest Expense	52,415	46,245
Income Before Income Taxes	8,593	17,751
Income taxes	1,703	5,199
Net Income	6,890	12,552
Net income attributable to noncontrolling interest, net of tax	—	(64)
Net Income Attributable to Heartland	6,890	12,488
Preferred dividends and discount	(204)	(408)
Net Income Available to Common Stockholders	$6,686	$12,080
Earnings per common share-diluted	$0.36	$0.70
Weighted average shares outstanding-diluted	18,724,936	17,187,180

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Interest Income
Interest and fees on loans and leases	$46,384	$44,995	$40,154	$39,726	$39,827
Interest on securities:
Taxable	7,761	7,327	4,803	4,712	4,659
Nontaxable	3,122	3,294	3,443	3,360	3,198
Interest on federal funds sold	—	1	—	—	—
Interest on deposits in other financial institutions	7	3	3	2	4
Total Interest Income	57,274	55,620	48,403	47,800	47,688
Interest Expense
Interest on deposits	4,778	5,057	4,769	5,066	5,076
Interest on short-term borrowings	226	421	131	108	148
Interest on other borrowings	3,658	3,785	3,623	3,702	3,797
Total Interest Expense	8,662	9,263	8,523	8,876	9,021
Net Interest Income	48,612	46,357	39,880	38,924	38,667
Provision for loan and lease losses	6,331	2,049	5,149	1,862	637
Net Interest Income After Provision for Loan and Lease Losses	42,281	44,308	34,731	37,062	38,030
Noninterest Income
Service charges and fees	4,896	4,885	4,487	4,280	4,008
Loan servicing income	1,511	783	598	141	126
Trust fees	3,210	2,944	2,918	2,942	2,904
Brokerage and insurance commissions	1,123	1,246	1,277	1,087	951
Securities gains, net	781	509	1,118	2,067	3,427
Gain (loss) on trading account securities	(38)	582	263	262	314
Gains on sale of loans held for sale	6,379	5,353	8,637	13,048	13,157
Loss on sales/valuations of repossessed assets, net	(123)	(359)	(339)	(1,599)	(502)
Valuation adjustment on mortgage servicing rights	—	—	—	—	496
Income on bank owned life insurance	363	426	409	315	405
Other noninterest income	625	846	1,011	716	680
Total Noninterest Income	18,727	17,215	20,379	23,259	25,966
Noninterest Expense
Salaries and employee benefits	32,319	30,121	28,847	29,516	29,740
Occupancy	4,050	3,663	3,387	3,224	3,185
Furniture and equipment	1,890	2,007	1,917	2,065	2,051
Professional fees	4,526	5,270	4,486	4,233	3,543
FDIC insurance assessments	980	1,036	745	861	902
Advertising	1,188	1,458	1,360	1,248	1,228
Intangible assets amortization	624	469	196	198	200
Other real estate and loan collection expenses	1,052	1,999	730	878	838
Other noninterest expenses	5,786	7,519	5,140	4,944	4,558
Total Noninterest Expense	52,415	53,542	46,808	47,167	46,245
Income Before Income Taxes	8,593	7,981	8,302	13,154	17,751
Income taxes	1,703	46	1,492	3,598	5,199
Net Income	6,890	7,935	6,810	9,556	12,552
Net income attributable to noncontrolling interest, net of tax	—	—	—	—	(64)
Net Income Attributable to Heartland	6,890	7,935	6,810	9,556	12,488
Preferred dividends and discount	(204)	(204)	(276)	(205)	(408)
Net Income Available to Common Stockholders	$6,686	$7,731	$6,534	$9,351	$12,080
Earnings per common share-diluted	$0.36	$0.42	$0.38	$0.54	$0.70
Weighted average shares outstanding-diluted	18,724,936	18,360,470	17,221,154	17,203,924	17,187,180

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Assets
Cash and due from banks	$84,744	$118,441	$160,225	$105,127	$68,450
Federal funds sold and other short-term investments	3,884	6,829	4,783	6,970	6,137
Cash and cash equivalents	88,628	125,270	165,008	112,097	74,587
Time deposits in other financial institutions	3,355	3,355	3,605	3,605	3,605
Securities:
Trading, at fair value	—	1,801	1,219	956	694
Available for sale, at fair value	1,400,756	1,633,902	1,374,180	1,507,026	1,509,779
Held to maturity, at cost	257,927	237,498	53,841	55,199	55,456
Other investments, at cost	18,755	21,843	17,430	15,392	14,790
Loans held for sale	54,862	46,665	61,326	88,541	91,708
Loans and leases:
Held to maturity	3,577,776	3,496,952	2,901,706	2,832,377	2,789,893
Loans covered by loss share agreements	5,466	5,749	5,876	6,275	6,741
Allowance for loan and lease losses	(38,573)	(41,685)	(41,311)	(37,623)	(37,528)
Loans and leases, net	3,544,669	3,461,016	2,866,271	2,801,029	2,759,106
Premises, furniture and equipment, net	135,054	135,714	129,029	129,938	128,411
Other real estate, net	28,083	29,852	33,018	34,763	36,704
Goodwill	35,583	35,583	30,627	30,627	30,627
Other intangible assets, net	32,690	32,959	23,435	22,056	20,266
Cash surrender value on life insurance	81,486	81,110	79,238	75,992	75,907
FDIC indemnification asset	190	249	795	282	528
Other assets	65,064	76,899	73,708	82,253	98,390
Total Assets	$5,747,102	$5,923,716	$4,912,730	$4,959,756	$4,900,558
Liabilities and Equity
Liabilities
Deposits:
Demand	$1,195,457	$1,238,581	$1,073,688	$1,029,784	$971,142
Savings	2,582,166	2,535,242	2,043,397	1,978,962	2,022,625
Time	885,741	892,676	807,913	832,388	848,689
Total deposits	4,663,364	4,666,499	3,924,998	3,841,134	3,842,456
Short-term borrowings	256,250	408,756	224,048	339,181	202,694
Other borrowings	334,916	350,109	322,538	336,332	336,577
Accrued expenses and other liabilities	35,237	58,892	44,543	47,974	104,857
Total Liabilities	5,289,767	5,484,256	4,516,127	4,564,621	4,486,584
Stockholders' Equity
Preferred equity	81,698	81,698	81,698	81,698	81,698
Common stock	18,455	18,399	16,953	16,947	16,867
Capital surplus	92,199	91,632	52,641	52,710	52,131
Retained earnings	269,908	265,067	259,172	254,332	246,675
Accumulated other comprehensive income (loss)	(4,903)	(17,336)	(13,819)	(10,200)	13,831
Treasury stock at cost	(22)	—	(42)	(352)	(26)
Total Heartland Stockholders' Equity	457,335	439,460	396,603	395,135	411,176
Noncontrolling interest	—	—	—	—	2,798
Total Equity	457,335	439,460	396,603	395,135	413,974
Total Liabilities and Equity	$5,747,102	$5,923,716	$4,912,730	$4,959,756	$4,900,558

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Average Balances
Assets	$5,770,350	$5,604,487	$4,901,972	$4,932,852	$4,890,023
Loans and leases, net of unearned	3,571,127	3,341,252	2,937,508	2,905,778	2,876,960
Deposits	4,633,192	4,512,170	3,861,624	3,871,945	3,801,125
Earning assets	5,278,331	5,061,822	4,396,140	4,461,923	4,404,119
Interest bearing liabilities	4,089,691	3,921,951	3,413,205	3,433,686	3,412,641
Common stockholders' equity	365,889	349,056	309,472	332,386	322,820
Total stockholders' equity	447,587	430,754	391,170	414,976	407,282
Tangible common stockholders' equity	318,898	308,802	276,511	299,225	289,453

Earnings Performance Ratios
Annualized return on average assets	0.47%	0.55%	0.53%	0.76%	1.00%
Annualized return on average common equity	7.41%	8.79%	8.38%	11.28%	15.18%
Annualized return on average common tangible equity	8.50%	9.93%	9.38%	12.53%	16.93%
Annualized net interest margin (1)	3.92%	3.82%	3.81%	3.71%	3.77%
Efficiency ratio, fully taxable equivalent (2)	76.04%	81.32%	76.08%	75.46%	72.85%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Efficiency ratio, fully taxable equivalent, is noninterest expense, divided by the sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains (losses) and loss on sales/valuations of repossessed assets, net. This efficiency ratio is presented on a taxable equivalent basis, which adjusts net interest income for the tax-favored status of certain loans and investment securities. Management believes this measure to be the preferred industry measurement of net interest income as it enhances the comparability of net interest income arising from taxable and tax-exempt sources, and it excludes certain specific revenue items (such as investment securities gains (losses), net, and loss on sales/valuations of repossessed assets, net). This is a non-GAAP measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Common Share Data
Book value per common share	$20.36	$19.44	$18.58	$18.51	$19.54
Tangible book value per common share (1)	$17.86	$16.90	$16.64	$16.56	$17.56
ASC 320 effect on book value per common share	$(0.16)	$(0.82)	$(0.66)	$(0.44)	$1.03
Common shares outstanding, net of treasury stock	18,454,048	18,399,156	16,951,053	16,934,161	16,865,919
Tangible capital ratio (2)	5.78%	5.29%	5.78%	5.69%	6.09%

Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$2,547,625	$2,479,880	$2,042,995	$2,004,883	$1,990,818
Residential mortgage	365,162	349,349	269,501	248,604	240,453
Agricultural and agricultural real estate	370,348	376,735	324,339	327,490	314,606
Consumer	297,978	294,145	268,112	254,825	246,996
Unearned discount and deferred loan fees	(3,337)	(3,157)	(3,241)	(3,425)	(2,980)
Total loans and leases held to maturity	$3,577,776	$3,496,952	$2,901,706	$2,832,377	$2,789,893

Loans covered under loss share agreements:
Commercial and commercial real estate	$2,292	$2,314	$2,402	$2,519	$2,738
Residential mortgage	2,062	2,280	2,433	2,493	2,722
Agricultural and agricultural real estate	502	543	446	441	453
Consumer	610	612	595	822	828
Total loans and leases covered under loss share agreements	$5,466	$5,749	$5,876	$6,275	$6,741

Other Selected Trend Information
Effective tax rate	19.82%	0.57%	17.98%	27.35%	29.39%
Average full time equivalent employees	1,678	1,662	1,616	1,542	1,522
Trust assets under management	$1,736,308	$1,621,970	$1,535,092	$1,577,903	$1,462,815
Total Residential Mortgage Loan Applications	$316,829	$293,115	$416,128	$653,461	$556,890
Residential Mortgage Loans Originated	$175,249	$232,150	$349,012	$470,813	$432,974
Residential Mortgage Loans Sold	$149,993	$214,334	$336,780	$445,452	$424,931
Residential Mortgage Loan Servicing Portfolio	$3,107,589	$3,045,893	$2,887,667	$2,679,283	$2,428,067

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(2) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Allowance for Loan and Lease Losses
Balance, beginning of period	$41,685	$41,311	$37,623	$37,528	$38,715
Provision for loan and lease losses	6,331	2,049	5,149	1,862	637
Charge-offs on loans not covered by loss share agreements	(10,617)	(3,197)	(2,454)	(2,742)	(3,041)
Charge-offs on loans covered by loss share agreements	(41)	—	(59)	(31)	(23)
Recoveries	1,215	1,522	1,052	1,006	1,240
Balance, end of period	$38,573	$41,685	$41,311	$37,623	$37,528

Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$31,928	$42,394	$47,088	$41,003	$32,356
Loans and leases past due ninety days or more as to interest or principal payments	—	24	—	6	454
Other real estate owned	28,033	29,794	32,753	33,709	35,697
Other repossessed assets	397	397	469	603	1,059
Total nonperforming assets not covered under loss share agreements	$60,358	$72,609	$80,310	$75,321	$69,566

Covered under loss share agreements:
Nonaccrual loans	$820	$783	$805	$571	$636
Other real estate owned	50	58	265	1,054	1,007
Other repossessed assets	—	—	4	—	—
Total nonperforming assets covered under loss share agreements	$870	$841	$1,074	$1,625	$1,643

Performing troubled debt restructured loans	$12,548	$19,353	$19,371	$32,661	$24,473

Nonperforming Assets Activity
Balance, beginning of period	$73,450	$81,384	$76,946	$71,209	$80,779
Net loan charge offs	(9,443)	(1,675)	(1,461)	(1,767)	(1,824)
New nonperforming loans	5,328	6,981	16,070	18,471	3,362
Reduction of nonperforming loans (1)	(3,303)	(4,951)	(5,653)	(2,634)	(7,177)
OREO/Repossessed assets sales proceeds	(4,731)	(6,907)	(3,444)	(5,953)	(3,323)
OREO/Repossessed assets writedowns, net	(80)	(1,387)	(1,048)	(2,284)	(692)
Net activity at Citizens Finance Co.	7	5	(26)	(96)	84
Balance, end of period	$61,228	$73,450	$81,384	$76,946	$71,209

Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	0.89%	1.21%	1.62%	1.45%	1.18%
Ratio of nonperforming assets to total assets	1.06%	1.23%	1.63%	1.52%	1.42%
Annualized ratio of net loan charge-offs to average loans and leases	1.07%	0.20%	0.20%	0.24%	0.26%
Allowance for loan and lease losses as a percent of loans and leases	1.08%	1.19%	1.42%	1.33%	1.35%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	120.81%	98.27%	87.73%	91.74%	114.38%
Loans delinquent 30-89 days as a percent of total loans	0.31%	0.32%	0.53%	0.46%	0.55%

(1) Includes principal reductions and transfers to performing status

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	March 31, 2014			March 31, 2013
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,298,930	$7,761	2.42%	$1,184,567	$4,659	1.60%
Nontaxable(1)	443,120	4,803	4.40	370,872	4,920	5.38
Total securities	1,742,050	12,564	2.92	1,555,439	9,579	2.50
Interest bearing deposits	6,417	7	0.44	8,985	4	0.18
Federal funds sold	809	—	—	1,634	—	—
Loans and leases:
Commercial and commercial real estate(1)	2,500,341	30,311	4.92	1,982,456	25,560	5.23
Residential mortgage	400,194	4,352	4.41	333,742	3,439	4.18
Agricultural and agricultural real estate(1)	374,188	4,738	5.14	315,176	4,364	5.62
Consumer	296,404	6,186	8.46	245,586	5,824	9.62
Fees on loans		1,489	—		1,194	—
Less: allowance for loan and lease losses	(42,072)	—	—	(38,899)	—	—
Net loans and leases	3,529,055	47,076	5.41	2,838,061	40,381	5.77
Total earning assets	5,278,331	59,647	4.58%	4,404,119	49,964	4.60%
Nonearning Assets	492,019			485,904
Total Assets	$5,770,350			$4,890,023
Interest Bearing Liabilities
Savings	$2,538,418	$2,062	0.33%	$1,961,438	$1,633	0.34%
Time, $100,000 and over	340,344	875	1.04	315,761	1,170	1.50
Other time deposits	566,998	1,841	1.32	550,633	2,273	1.67
Short-term borrowings	306,070	226	0.30	229,752	148	0.26
Other borrowings	337,861	3,658	4.39	355,057	3,797	4.34
Total interest bearing liabilities	4,089,691	8,662	0.86%	3,412,641	9,021	1.07%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,187,432			973,293
Accrued interest and other liabilities	45,640			96,807
Total noninterest bearing liabilities	1,233,072			1,070,100
Stockholders' Equity	447,587			407,282
Total Liabilities and Stockholders' Equity	$5,770,350			$4,890,023
Net interest income(1)		$50,985			$40,943
Net interest spread(1)			3.72%			3.53%
Net interest income to total earning assets(1)			3.92%			3.77%
Interest bearing liabilities to earning assets	77.48%			77.49%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Total Assets
Dubuque Bank and Trust Company	$1,346,025	$1,540,049	$1,438,041	$1,512,215	$1,436,744
New Mexico Bank & Trust	1,020,381	1,032,441	999,555	1,029,360	1,010,607
Morrill & Janes Bank and Trust Company	859,998	890,984	—	—	—
Wisconsin Bank & Trust	631,501	643,430	635,606	643,727	651,277
Riverside Community Bank	490,147	443,114	460,224	450,915	422,352
Arizona Bank & Trust	472,141	450,320	415,174	393,829	404,518
Rocky Mountain Bank	456,201	467,443	464,221	448,855	457,389
Galena State Bank & Trust Co.	281,981	290,457	296,383	290,388	294,484
Minnesota Bank & Trust	157,965	170,517	166,324	164,714	127,044
Summit Bank & Trust	116,154	113,719	115,547	118,049	115,649
Total Deposits
Dubuque Bank and Trust Company	$1,066,711	$1,116,154	$1,118,225	$1,122,506	$1,123,323
New Mexico Bank & Trust	790,172	765,572	765,903	748,345	716,938
Morrill & Janes Bank and Trust Company	673,325	692,038	—	—	—
Wisconsin Bank & Trust	544,323	531,371	545,163	527,762	533,956
Riverside Community Bank	403,643	353,046	371,779	334,248	352,189
Arizona Bank & Trust	381,121	368,059	320,737	321,813	339,797
Rocky Mountain Bank	379,017	380,011	375,949	367,707	380,024
Galena State Bank & Trust Co.	244,682	244,505	252,691	245,324	235,000
Minnesota Bank & Trust	142,750	154,812	151,659	145,246	111,886
Summit Bank & Trust	104,598	101,447	102,855	102,891	100,617
Net Income (Loss)
Dubuque Bank and Trust Company	$2,381	$5,009	$2,737	$3,694	$2,872
New Mexico Bank & Trust	2,199	1,575	1,660	2,520	3,444
Morrill & Janes Bank and Trust Company	1,301	1,145	—	—	—
Wisconsin Bank & Trust	1,068	1,850	1,990	1,534	2,544
Riverside Community Bank	527	433	546	240	827
Arizona Bank & Trust	837	125	380	1,568	1,714
Rocky Mountain Bank	1,049	576	916	854	1,175
Galena State Bank & Trust Co.	802	403	324	981	1,270
Minnesota Bank & Trust	122	(31)	(124)	196	320
Summit Bank & Trust	(434)	44	(368)	(242)	(45)
Return on Average Assets
Dubuque Bank and Trust Company	0.67%	1.36%	0.74%	1.00%	0.81%
New Mexico Bank & Trust	0.88	0.61	0.66	0.99	1.38
Morrill & Janes Bank and Trust Company	0.62	0.66	—	—	—
Wisconsin Bank & Trust	0.69	1.16	1.24	0.96	1.58
Riverside Community Bank	0.49	0.38	0.46	0.21	0.77
Arizona Bank & Trust	0.74	0.12	0.38	1.59	1.69
Rocky Mountain Bank	0.92	0.49	0.80	0.75	1.03
Galena State Bank & Trust Co.	1.15	0.54	0.43	1.35	1.82
Minnesota Bank & Trust	0.32	(0.07)	(0.32)	0.55	1.03
Summit Bank & Trust	(1.57)	0.15	(1.27)	(0.85)	(0.16)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.72%	3.59%	3.30%	3.23%	3.37%
New Mexico Bank & Trust	3.80	3.63	3.58	3.53	3.56
Morrill & Janes Bank and Trust Company	3.17	2.97	—	—	—
Wisconsin Bank & Trust	4.41	4.39	4.43	4.25	4.34
Riverside Community Bank	3.45	3.17	2.82	2.89	2.80
Arizona Bank & Trust	4.37	4.35	4.57	4.29	4.25
Rocky Mountain Bank	4.21	4.22	4.15	3.96	3.82
Galena State Bank & Trust Co.	3.74	3.47	3.32	3.48	3.69
Minnesota Bank & Trust	3.79	3.64	3.50	3.30	3.68
Summit Bank & Trust	4.03	3.79	3.76	3.57	3.89

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$897,860	$915,377	$828,502	$828,088	$803,084
New Mexico Bank & Trust	556,928	529,808	508,452	501,373	490,691
Morrill & Janes Bank and Trust Company	400,243	384,685	—	—	—
Wisconsin Bank & Trust	465,969	459,594	444,174	442,184	445,869
Riverside Community Bank	227,920	186,739	181,024	174,498	167,776
Arizona Bank & Trust	343,298	329,211	278,616	251,416	249,642
Rocky Mountain Bank	317,513	316,702	301,224	285,900	272,385
Galena State Bank & Trust Co.	183,012	183,639	177,480	169,306	170,500
Minnesota Bank & Trust	98,818	101,491	94,182	89,121	89,876
Summit Bank & Trust	72,898	73,150	75,681	75,869	77,305
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$8,839	$10,303	$11,040	$8,858	$8,758
New Mexico Bank & Trust	6,388	7,202	7,007	6,619	6,381
Morrill & Janes Bank and Trust Company	1,137	406	—	—	—
Wisconsin Bank & Trust	4,281	4,850	4,554	4,420	4,248
Riverside Community Bank	2,835	3,121	3,012	2,924	3,174
Arizona Bank & Trust	3,913	4,133	3,841	3,573	4,065
Rocky Mountain Bank	3,965	4,148	4,451	4,404	4,009
Galena State Bank & Trust Co.	1,716	1,916	1,872	1,759	1,856
Minnesota Bank & Trust	1,021	1,091	1,068	944	920
Summit Bank & Trust	1,054	1,334	1,297	1,222	1,339
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$7,729	$15,641	$19,803	$9,612	$2,234
New Mexico Bank & Trust	5,195	6,880	7,406	8,606	8,228
Morrill & Janes Bank and Trust Company	129	160	—	—	—
Wisconsin Bank & Trust	4,904	6,165	6,825	7,921	3,875
Riverside Community Bank	5,213	3,325	4,120	2,769	3,118
Arizona Bank & Trust	3,200	4,413	1,862	2,240	3,378
Rocky Mountain Bank	3,271	3,326	4,076	5,997	6,130
Galena State Bank & Trust Co.	939	1,077	1,131	1,246	3,087
Minnesota Bank & Trust	—	—	—	3	4
Summit Bank & Trust	584	688	1,021	1,897	2,001
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	0.98%	1.13%	1.33%	1.07%	1.09%
New Mexico Bank & Trust	1.15	1.36	1.38	1.32	1.30
Morrill & Janes Bank and Trust Company	0.28	0.11	—	—	—
Wisconsin Bank & Trust	0.92	1.06	1.03	1.00	0.95
Riverside Community Bank	1.24	1.67	1.66	1.68	1.89
Arizona Bank & Trust	1.14	1.26	1.38	1.42	1.63
Rocky Mountain Bank	1.25	1.31	1.48	1.54	1.47
Galena State Bank & Trust Co.	0.94	1.04	1.05	1.04	1.09
Minnesota Bank & Trust	1.03	1.07	1.13	1.06	1.02
Summit Bank & Trust	1.45	1.82	1.71	1.61	1.73